Exhibit 3.2
BYLAWS
OF
FIRST SOLAR, INC.
(hereinafter called the “Corporation”)
AMENDED AND RESTATED AS OF OCTOBER 3, 2006
ARTICLE I
Meetings of Stockholders
     Section 1. Place of Meetings. Meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors or the Chairman of the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Adjournments of meetings may be held at the place at which the meeting adjourned is being held, or at any other place determined by the Board of Directors, whether or not a quorum shall have been present at such meeting.
     Section 2. Annual Meetings. To the extent required by applicable law or the Amended and Restated Certificate of Incorporation of the Corporation, an annual meeting of the stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such time and on such date as shall be determined by the Board of Directors and stated in the notice of the meeting.
     Section 3. Special Meetings. Unless otherwise prescribed by law or by the Amended and Restated Certificate of Incorporation, until such date, if any, that Affiliates of John T. Walton, collectively own, directly or indirectly, less than 40% of the Common Stock of the Corporation then outstanding (a “Triggering Event”), special meetings of the stockholders of the Corporation may be called for any purpose or purposes in accordance with the provisions set forth herein by the stockholders owning 40% or more of our common stock then outstanding. Following the occurrence of a Triggering Event, unless otherwise prescribed by law or by the Amended and Restated Certificate of Incorporation, special meetings of the stockholders of the Corporation may only be called for any purpose or purposes in accordance with the provisions set forth herein.
     As used herein, “Affiliates of John T. Walton” shall mean any of JWMA Partners, LLC, the Estate of John T. Walton, JCL Holdings, LLC, John T. Walton’s surviving spouse, descendants, any entity (including a trust) that is for the benefit of John T. Walton’s surviving spouse or descendants or any entity (including a trust) over which any of John T. Walton’s surviving spouse, descendants or siblings has voting or dispositive power.
     Section 4. Notice of Meetings. Except as otherwise provided by applicable law or by the Amended and Restated Certificate of Incorporation, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten days nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Each such notice shall state the place, if any, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of the stockholders shall not be required to be given to any stockholder who shall waive notice thereof as provided in Section 2 of Article VI of these By-laws. Notice of adjournment of a meeting of the stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.
     Section 5. Quorum; Adjournment. Except as otherwise provided by applicable law or by the Amended and Restated Certificate of Incorporation of the Corporation, the holders of a majority in total voting power of the outstanding capital stock of the Corporation entitled to vote at a meeting of the stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any annual or special meeting of the stockholders; provided, however, that where a separate vote by a class or series of capital stock is required, the holders of a majority in total voting power of the outstanding capital stock of such class or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such vote on such matter. The Chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy may adjourn the meeting from time to time whether or not a quorum is present. In the event that a quorum does not exist with respect to any vote to be taken by a particular class or series, the Chairman of the meeting or the holders of a majority of the votes entitled to be cast by the stockholders of such class or series who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by such class or series. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting, unless a different period is prescribed by applicable law.
     Section 6. Voting. Unless otherwise required by law, the Amended and Restated Certificate of Incorporation or these Bylaws, any question brought before any meeting of the stockholders shall be decided by the vote of the holders of a majority of the stock represented and voting on such question. Notwithstanding the foregoing, the election of directors shall be by plurality vote. Each stockholder represented at a meeting of the stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy.
     Section 7. Order of Business. (a) At every meeting of stockholders, the Chairman of the Board of Directors, or in such person’s absence, the President, or in the absence of both of them, any Vice President, shall act as Chairman of the meeting. In the absence of the Chairman of the Board of Directors, the President and each Vice President, the Board of Directors, or if the Board of Directors fails to act, the stockholders may appoint any stockholder, director or officer of the Corporation to act as Chairman of any meeting. The Secretary of the Corporation shall act as Secretary of the meeting, but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.
(b) (1) Except as otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation, nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at any annual meeting of the stockholders, only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder who is a holder of record at the time of the giving of the notice provided for in this Section 7, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 7.
(2) Except as otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation, for nominations or business properly to be brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and any such proposed business other than the nomination of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the stockholder to be timely must be so delivered or received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made; provided further, however, that for the purpose of calculating the timeliness of stockholder notices for the 2007 annual meeting of stockholders, the date of the immediately preceding annual meeting shall be deemed to be May 15, 2006. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, a stockholder’s notice to the Secretary of the Corporation shall set forth in writing as to each matter the stockholder proposes to bring before the annual meeting: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration) and the reasons for conducting such business at the annual meeting and in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment; (iii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business or nomination and the name and address of the beneficial owner, if any, on whose behalf the nomination or proposal is being made; (iv) the class or series and number of shares of the Corporation which are beneficially owned or owned of record by the stockholder and the beneficial owner; (v) any material interest of the stockholder in such business; (vi) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at such meeting to propose such business; and (vii) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to make a nomination or present a proposal at an annual meeting and such stockholder’s nominee or proposal has been included in a proxy statement that has been prepared by management of the Corporation to solicit proxies for such annual meeting; provided, however, that if such stockholder does not appear or send a qualified representative to present such nominee or proposal at such annual meeting, the Corporation need not present such nominee or proposal for a vote at such meeting notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 7 of Article I, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of such writing or electronic transmission, at the meeting of stockholders. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
(3) Notwithstanding anything in paragraph (b)(2) above to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting of the stockholders is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board of Directors made by the Corporation at least 90 days prior to the first anniversary of the date of the immediately preceding annual meeting, a stockholder’s notice required by this Section 7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation; provided, however, that for the purpose of calculating the timeliness of public announcements by the Corporation for the 2007 annual meeting of stockholders, the date of the immediately preceding annual meeting shall be deemed to be May 15, 2006.
(c) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder who is a holder of record at the time of the giving of notice provided for in this Section 7, who is entitled to vote at the meeting and who complies with the procedures set forth in this Section 7 (except as otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder has given timely notice thereof in proper written form to the Secretary of the Corporation (except as otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation). To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. To be in proper written form, such notice must meet the requirements of paragraph (b)(2) above.
(d) Except as otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation, only such persons who are nominated in accordance with this Section 7 (including, for avoidance of doubt, pursuant to the fifth sentence of paragraph (b)(2) above) shall be eligible to serve as directors of the Corporation and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7 (including, for avoidance of doubt, pursuant to the fifth sentence of paragraph (b)(2) above). The Chairman of a meeting shall refuse to permit any business to be brought before the meeting which fails to comply with the foregoing or if a stockholder solicits proxies in support of such stockholder’s nominee or proposal without such stockholder having made the representation required by clause (vii) of paragraph (b)(2) above.
(e) Notwithstanding the foregoing provisions of this Section 7 of Article I, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7 of Article I. Nothing in this Section 7 of Article I shall be deemed to affect any rights of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.
     Section 8. Meeting by Means of Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at such meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in such meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of such meeting substantially concurrently with such proceedings and (iii) if any stockholder or proxyholder votes or takes other action at such meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.
     Section 9. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.
     Section 10. Stock Ledger. The stock ledger of the Corporation shall constitute the list required by Section 9 of this Article I and shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or to vote in person or by proxy at any meeting of stockholders.
     Section 11. Inspection of Election. The Corporation may, and at the request of any stockholder or if required by law shall, before or at each meeting of stockholders, appoint one or more inspectors of elections to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the Chairman of the meeting may, and at the request of any stockholder or if required by law shall, appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of outstanding shares of capital stock of the Corporation and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of the stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.
ARTICLE II
Directors
     Section 1. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Amended and Restated Certificate of Incorporation or by these Bylaws, conferred upon or reserved to the stockholders.
     Section 2. Number of Directors. The number of directors of the Corporation shall not be less or more than the range specified in the Amended and Restated Certificate of Incorporation of the Corporation, the exact number of directors to be such number as may be set from time to time within the limits set forth above by resolution adopted by affirmative vote of a majority of the entire Board of Directors. As used in these By-laws, the term “entire Board” means the total number of directors that the Corporation would have if there were no vacancies or unfilled newly created directorships.
     Section 3. Qualification and Election of Directors. Directors need not be stockholders or citizens or residents of the United States of America. Each of the directors shall hold office until his resignation or removal in the manner hereinafter provided. Except as otherwise required by statute or by the Amended and Restated Certificate of Incorporation of the Corporation, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares of the Corporation entitled to vote thereon, voting together as a single class.

     Section 4. Resignations. Any director may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board of Directors, if any, the President or the Secretary. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.
     Section 5. Removal. Directors may only be removed as provided in the Amended and Restated Certificate of Incorporation of the Corporation.
     Section 6. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their earlier resignation or removal.
     Section 7. Chairman of the Board of Directors. The directors shall elect one of their members to be Chairman of the Board of Directors. The Chairman of the Board of Directors shall perform such duties as may from time to time be assigned by the Board of Directors. The Chairman of the Board of Directors shall be subject to the control of and may be removed from such office by the Board of Directors.
     Section 8. Annual Meetings. The Board of Directors shall meet for the election of officers and the transaction of other business as soon as practicable after each annual meeting of the stockholders, and no notice of such meeting shall be necessary in order legally to constitute the meeting; provided, however, that a quorum is present. Such meeting may be held at any other time or place specified in a notice given as hereinafter provided for regular meetings of the Board of Directors.
     Section 9. Regular Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held at such time and at such place as may from time to time be determined by the Board of Directors. The Secretary, or in his or her absence any other officer of the Corporation, shall give each director notice of the time and place of holding of regular meetings of the Board of Directors by mail at least five days before the meeting, or by facsimile, telegram, cable, electronic transmission or personal service at least two days before the meeting, unless such notice requirement is waived in writing or by electronic transmission by such director.
     Section 10. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the Chief Executive Officer, and shall be called by the Secretary of the Corporation upon the written request of not less than a majority of the members of the Board of Directors then in office. Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting. The Secretary, or in his or her absence any other officer of the Corporation, shall give each director notice of the time and place of holding of special meetings of the Board of Directors by mail at least five days before the meeting, or by facsimile, telegram, cable, electronic transmission or personal service at least two days before the meeting, unless such notice requirement is waived in writing or by electronic transmission by such director. Unless otherwise stated in the notice thereof, any and all business shall be transacted at any meeting without specification of such business in the notice.
     Section 11. Quorum. Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors of Directors, a majority of the entire Board of Directors then in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
     Section 12. Actions of Board of Directors. Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all the members of the Board of Directors consent thereto in writing, and such writing is filed with the minutes of proceedings of the Board of Directors.
     Section 13. Organization. Meetings shall be presided over by the Chairman of the Board of Directors, or in the absence of the Chairman of the Board of Directors, by such other person as the directors may select. The Board of Directors shall keep written minutes of its meetings. The Secretary of the Corporation shall act as Secretary of the meeting, but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.
     Section 14. Meeting by Means of Conference Telephone. Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other, and participation in a meeting pursuant to this Section 15 shall constitute presence in person at such meeting.
     Section 15. Compensation. Each director, other than directors who are officers or employees or an affiliate of the Corporation, shall be entitled to receive from the Corporation such amount per annum and such fees (payable in cash, stock and equity) for attendance at meetings of the Board of Directors or of committees of the Board of Directors, or both, as the Board of Directors shall from time to time determine. Each director shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person’s duties as director. Nothing herein contained, however, shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

ARTICLE III
Committees
     Section 1. Constitution and Powers. (a) Except as otherwise provided by applicable law, the Amended and Restated Certificate of Incorporation of the Corporation or these By-laws, the Board of Directors may, by resolution of a simple majority of its members, designate one or more committees. Initially, the Corporation shall have the following committees of the Board of Directors: the nominating and corporate governance committee, the audit committee and the compensation committee. Each committee shall consist of one or more directors of the Corporation. Except as provided by applicable law, the Amended and Restated Certificate of Incorporation of the Corporation or these By-laws, the Board of Directors, by a simple majority vote of its members, shall have the right from time to time to delegate to or to remove from any board committee the authority to approve any matters which would not otherwise require a higher vote than a simple majority vote of the Board of Directors. Except as required by applicable law, the Amended and Restated Certificate of Incorporation of the Corporation or these By-laws, for those matters that require a higher vote of the Board of Directors than a simple majority vote, the Board of Directors, by such requisite higher vote, shall have the right from time to time to delegate to or to remove from any board committee the authority to approve any such matters requiring such requisite higher vote.
(b) The nominating and corporate governance committee shall have the following powers and authority: (i) evaluating, recommending and/or nominating director candidates to the Board of Directors, (ii) assessing Board of Directors performance annually, (iii) recommending director compensation and benefits policies for the Board of Directors, (iv) reviewing individual director performance as issues arise, (v) evaluating and recommending to the Board of Directors candidates for Chief Executive Officer, (vi) reviewing and recommending to the Board of Directors changes to the size and composition of the Board of Directors, (vii) periodically reviewing the Corporation’s corporate governance profile and (viii) performing such other functions as the Board of Directors shall determine in accordance with paragraph (a) of this Section 1 of Article III. At all times following the Listing Date Anniversary, a sufficient number of director-nominees nominated by the nominating and corporate governance committee shall qualify as Independent Directors so that a majority of the Board of Directors shall be Independent Directors as required by Section 16 of Article II.
     Section 2. Organization of Committees. (a) The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee and (b) in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Each committee that may be established by the Board of Directors may fix its own rules and procedures. All committees so appointed shall keep regular minutes of the transactions of their meetings and shall be responsible to the Board of Directors for the conduct of the enterprises and affairs entrusted to them. Notice of meetings of committees, other than of regular meetings provided for by such rules, shall be given to committee members.
ARTICLE IV
Officers
     Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose a Chairman of the Board of Directors, a Chief Operating Officer, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, a Chief Financial Officer and a Controller as it may deem proper. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Amended and Restated Certificate of Incorporation or these Bylaws; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Amended and Restated Certificate of Incorporation of the Corporation or these By-laws to be executed, acknowledged or verified by two or more officers. The officers of the Corporation need not be stockholders of the Corporation nor need such officers be directors of the Corporation.
     Section 2. Election. The Board of Directors shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal.
     Section 3. Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof or by any superior officer upon whom such power may be conferred by the Board of Directors.
     Section 4. Resignation. Any officer may resign at any time by giving notice to the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary of the Corporation in writing or by electronic transmission. Any such resignation shall take effect at the time therein specified or if no time is specified, immediately. Unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective.
     Section 5. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled at any time by the Board of Directors, or if such officer was appointed by the President, then by the President.

     Section 6. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President of the Corporation and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present, in each case subject to having obtained the requisite Board of Directors’ and stockholders’ approvals with respect to any such matter. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
     Section 7. Chairman of the Board of Directors. The Chairman of the Board of Directors, if one shall be appointed, shall preside at all meetings of the stockholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board of Directors. The Chairman of the Board of Directors may or may not be a senior officer of the Corporation.
     Section 8. President. The President shall be the chief executive officer of the Corporation and shall exercise general and active supervision over and management of the property, affairs and business of the Corporation and shall authorize other officers of the Corporation to exercise such powers as he, in his discretion, may deem to be in the best interests of the Corporation. The President shall preside at meetings of the stockholders and the Board of Directors in the absence or non-election of the Chairman of the Board of Directors. The President shall, in general, perform all duties incident to the office of President and shall have such other duties as the Board of Directors may from time to time prescribe.
     Section 9. Chief Operating Officer. The Chief Operating Officer shall have such powers and shall perform such duties as the Board of Directors, the President or these Bylaws may from time to time prescribe. Without limiting the generality of the foregoing, the Chief Operating Officer may enter into and execute in the name of the Corporation contracts and other obligations pertaining to the regular course of his or her duties which implement policies established by the Board of Directors.

     Section 10. Vice President. The Vice President, or Vice Presidents, if any shall be appointed, shall have such duties as the Board of Directors, the President or these Bylaws may from time to time prescribe. Without limiting the generality of the foregoing, Vice Presidents may enter into and execute in the name of the Corporation contracts and other obligations pertaining to the regular course of their duties which implement policies established by the Board of Directors.
     Section 11. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and perform such duties as the Board of Directors, the President or these Bylaws may from time to time prescribe. Without limiting the generality of the foregoing, the Chief Financial Officer may sign and execute contracts and other obligations pertaining to the regular course of his or her duties which implement policies established by the Board of Directors.
     Section 12. Treasurer. The Treasurer shall have the custody of the corporation funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He or she shall render to the President, the Board of Directors and each stockholder at the meetings of the Board of Directors or the stockholders, or whenever any of the foregoing may request it, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation.
     Section 13. Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the President, the Chief Financial Officer or these Bylaws may from time to time prescribe.
     Section 14. Secretary. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and directors and all other notices required by law or by these Bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, the directors or stockholders, upon whose request the meeting is called as provided in these Bylaws. He or she shall record all the proceedings of the meetings of the Board of Directors, any committees thereof and the stockholders of the Corporation in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors or the President. He or she shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest the same.
     Section 15. Assistant Treasurers, Assistant Controllers and Assistant Secretaries. Any Assistant Treasurers, Assistant Controllers and Assistant Secretaries shall perform such duties as the Board of Directors, the President, the Chief Financial Officer, the Treasurers, Controller, Secretary or these Bylaws may from time to time prescribe. An Assistant Treasurer, Assistant Controller or Assistant Secretary need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board of Directors.
     Section 16. Bank Accounts. In addition to such bank accounts as may be authorized in the usual manner by resolution of the Board of Directors, the Chief Financial Officer or the Treasurer, with approval of the President, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as the Treasurer shall deem necessary or appropriate; provided, however, that payments from such bank accounts are to be made upon and according to the check of the Corporation as shall be specified in the written instructions of the Chief Financial Officer or the Treasurer or Assistant Treasurer of the Corporation with the approval of the President.
ARTICLE V
Stock
     Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chairman of the Board of Directors, or the President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him or her in the Corporation.
     Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
     Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
     Section 4. Transfers. Except as otherwise prescribed by applicable law or by the Amended and Restated Certificate of Incorporation of the Corporation, and subject to any transfer restrictions applicable thereto and conspicuously noted on the stock certificate, stock of the Corporation shall be transferable in the manner prescribed in these By-laws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s duly authorized attorney appointed by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent of the Corporation, and upon surrender of the certificate or certificates for such stock properly endorsed. Every certificate exchanged, returned or surrendered shall be marked “Canceled”, with the date of cancellation, by the Secretary or an Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation, its stockholders or creditors for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
     Section 5. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require all certificates for shares to bear the manual or facsimile signature or signatures of any of them.
     Section 6. Record Date. In order that the Corporation may determine the stockholders entitled to (i) notice of or to vote at any meeting of the stockholders or any adjournment thereof, (ii) unless otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation, express consent to corporate action by written consent without a meeting, (iii) receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or (iv) for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall, unless otherwise required by law, not be: (a) in the case of clause (i) above, more than 60 nor less than ten days before the date of such meeting, (b) in the case of clause (ii) above, more than ten days after the date upon which the resolution fixing the record date was adopted by the Board of Directors and (c) in the case of clauses (iii) and (iv), more than 60 days prior to such action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Amended and Restated Certificate of Incorporation of the Corporation), when no prior action by the Board of Directors is required under the General Corporation Law of the State of Delaware, as amended from time to time (the “General Corporation Law”), shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; and when prior action by the Board of Directors is required under the General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     Section 7. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
     Section 8. Regulations. Except as otherwise provided by applicable law or in the Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors shall have the power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, registration, cancellation and replacement of certificates representing stock of the Corporation.
ARTICLE VI
Notices
     Section 1. Notices. Whenever written notice is required by law, the Amended and Restated Certificate of Incorporation or these Bylaws, to be given to any director or stockholder, such notice may be given by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by facsimile transmission or other electronic transmission. Any notice given by facsimile transmission shall be deemed to have been given upon confirmation of receipt by the addressee.
     Section 2. Waivers of Notice. Whenever any notice is required by law, the Amended and Restated Certificate of Incorporation or these Bylaws, to be given to any director or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a director or a stockholder in person or by proxy at such a meeting shall constitute a waiver of notice to such director or stockholder of such meeting, except when such director or stockholder attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VII
General Provisions
     Section 1. Books and Records. The books and records of the Corporation may be kept at such places within or without the State of Delaware as the Board of Directors may from time to time determine.
     Section 2. Dividends. Subject to the provisions of the Amended and Restated Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any meeting, and may be paid in cash or in property. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
     Section 3. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     Section 4. Fiscal Year. The fiscal year of the Corporation shall end on the Saturday before December 31 of each year, or such other period as may be adopted by resolution of the Board of Directors.
     Section 5. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
     Section 6. Saving Clause. These By-laws are subject to the provisions of the Amended and Restated Certificate of Incorporation of the Corporation and applicable law. If any provision of these By-laws is inconsistent with the Amended and Restated Certificate of Incorporation of the Corporation or the General Corporation Law, such provision shall be invalid only to the extent of such conflict, and such conflict shall not affect the validity of any other provision of these By-laws.
ARTICLE VIII
Indemnification
     Section 1. Power to Indemnify in Actions, Suits or Proceedings other than those by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
     Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
     Section 3. Authorization of Indemnification. Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. To the extent, however, that a director, officer, employee or agent of the

Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.
     Section 4. Good Faith Defined. For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on good faith reliance on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of this Article VIII, as the case may be.
     Section 5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 and 2 of this Article VIII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be. Neither a contrary determination in the specific case under Section 3 of this Article VIII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director, officer, employee or agent seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director, officer, employee or agent seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
     Section 6. Expenses Payable in Advance. Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.
     Section 7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the Delaware General Corporation Law or otherwise.
     Section 8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article VIII.
     Section 9. Certain Definitions. For purposes of this Article VIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.
     Section 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     Section 11. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VIII), the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.
ARTICLE IX
Amendments
     Section 1. Amendment, etc. The Board of Directors shall have the power to adopt, amend or repeal Bylaws. Bylaws adopted by the Board of Directors may be repealed or changed, and new Bylaws made, by the stockholders, and the stockholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.